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                                                                   Exhibit 10.14

                             EMPLOYMENT AGREEMENT
                             --------------------

          This Agreement is entered into as of ________, 1997 by and between American Teleconferencing Services, Ltd., a Delaware corporation with its principal place of business at 101 N. Tejon, Suite 200, Colorado Springs, Colorado 80903 (the "Company") and Robert A. Cowan, an individual residing at 580 Sunny Glen Ct., Woodland Park, Colorado 80863 ("Executive").

                                     FACTS

          The Company and various other business entities have become wholly-owned subsidiaries (the "Subsidiaries") of VIALOG Corporation, a Massachusetts corporation ("VIALOG"), in connection with the acquisition of the Subsidiaries by VIALOG (the "Acquisitions") pursuant to various Agreements and Plans of Reorganization and Stock or Asset Purchase Agreements (the "Acquisition Agreements).

          Executive, the Company and VIALOG have realized, and will continue to realize, substantial value as a result of the Acquisitions and a subsequent public offering of shares of VIALOG.

          The Company desires to employ Executive as a senior executive with the duties, responsibilities, rights and obligations set forth below, and Executive desires to be so employed.

          In Executive's capacity as a senior executive of the Company, Executive will obtain access to, and be in a position to adversely affect, the confidential information and good will of VIALOG and its Subsidiaries (VIALOG and the Subsidiaries collectively and each individually referred to as the "VIALOG Group").

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                                   AGREEMENT

          In consideration of the foregoing and of the covenants and agreements set forth in this Agreement, the Company and the Executive agree as follows:

          1.  Term.  The term of this Agreement will commence on the Closing
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Date, as that term is defined in the Merger Agreements (the "Effective Date"), and will continue for two (2) years from the Effective Date unless terminated in accordance with the provisions of Section 7 of this Agreement (the "Term").

          2.  Duties and Responsibilities.  The Company agrees to employ
              ---------------------------
Executive, and Executive agrees to be employed, as President and Chief Executive Officer ("C.E.O.") and Executive will perform all of the duties and responsibilities of said office, subject to direction by the Board of Directors of the Company. In addition, Executive will perform such other specific tasks and responsibilities, consistent with Executive's position as President and C.E.O. as may be agreed to be Executive from time to time with the Board of Directors of the Company. It is understood between the Company and Executive that Executive will have contemporaneous significant duties and responsibilities to perform as Chairman of the Board of VIALOG and as a member of VIALOG's management committee such that his business time will be required for his responsibilities to both companies. Executive will be the sole determiner as to his time and efforts in the performing of his duties and responsibilities to both companies. It is further agreed that the Company will hire and employ upon Executive's reasonable determination and approval with reasonable compensation to be approved by Executive, such top level executives that will work directly with and be responsible to Executive. Executive will not be required to locate outside the Colorado Springs, Colorado area without Executive's consent. Executive may engage in other business activities so long as Executive does not otherwise violate any provision

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of this Agreement. Executive will travel to whatever extent he deems it to be reasonably necessary in the conduct of his duties and responsibilities under this Agreement.

          3.  Compensation.  The Company agrees to pay Executive such
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compensation as is hereafter provided.  Executive will also be eligible for such increases (but not decreases) in base compensation, and the hereafter stated annual bonus and to participate in such additional bonus and/or incentive compensation plans, as shall be made available from time to time to similarly situated senior executives of the Company and VIALOG.

        (a) $250,000.00 annual base compensation to be paid monthly in advance in twelve equal monthly installments.

        (b) $200,000.00 annual bonus to be paid at the end of each year of Executive's employment for the Term for Executive's services as C.O.B. of VIALOG.

        (c) The amount of $10,000 per annum for each year of the term to be paid annually in advance for Executive's agreement not to compete as provided in Section 9(a), (b) and (c) hereof.

     4.      Benefits and Vacation.  Executive will be eligible to participate
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in and/or receive such group insurance plans, other fringe benefit plans and vacation as the Company and VIALOG make available to similarly situated senior executives.

     5.      Expense Reimbursement.  Executive will be entitled to reimburse for
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business expenses incurred by Executive in connection with the performance of
Executive's duties and responsibilities under this Agreement upon submission of documentation in accordance with such procedures as the Company may establish from time to time.

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     6.      Office and Support.  The Company agrees to provide Executive with
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an office and the same level of support staff and equipment as Executive has had with American Teleconferencing Services, Ltd. at such location and as he may reasonably direct.

     7.      Termination.  The Company may terminate Executive's employment
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during the Term as follows:

        (a)  By the Company for Cause.  The Company has the right to terminate
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             Executive's employment immediately for "Cause". For purposes of this Agreement only, the term "Cause" means conviction of, or written admission to, a felony or other crime involving moral turpitude; imprisonment for any crime constituting a felony; any act involving theft, embezzlement or fraud. If Executive's employment is terminated for Cause, the Company will only be obligated to pay Executive his compensation as provided above in Sections 3(a) and (b) through the date of such termination, and all of the yet unpaid compensation under Section 3(c), together with such other benefits or payments to which Executive may be entitled (in the event of a Cause termination) by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 8 and 9 of this Agreement.

        (b)  Disability.  The Company has the right to terminate Executive's
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             employment if Executive is prevented, by illness, accident, disability or any other physical or mental condition, from substantially performing Executive's duties and responsibilities under this Agreement for one or more periods totaling one hundred fifty (150) days in any (12) month period. If Executive's

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             employment is terminated pursuant to this section, Executive will be entitled to all compensation earned under Section 3 and Consultant will also be entitled to receive such compensation under
             Section 3(a), (b) and (c) and group insurance benefits as Executive would have received during a period equal to the greater of (i) one
             (1) year, or (ii) the remainder of the Term had Executive remained employed by the Company, which amount will be reduced by only the amount actually received by Executive under any disability plans maintained by the Company. Executive will also be entitled to receive such payments or benefits to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 8 and 9 of this Agreement.

        (c)  Death.  If Executive dies during the Term, then the Company will
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             pay to Executive's estate, designated beneficiary, or legal representative all compensation earned under Section 3 and such additional compensation under Section 3 and group insurance benefits as Executive would have received them during a period equal to the greater of (i) one (1) year, or (ii) the remainder of the Term, together with such other benefits or payments to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect.

        (d)  Resignation and Termination by the Company Other than for Cause,
             ----------------------------------------------------------------
             Disability of Death.  The Company and Executive each have the right
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             to terminate Executive's employment upon thirty (30) days' prior written

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             notice. If Executive's employment is terminated pursuant to this
             Section 7(d) during the Term, Executive will be entitled to receive all compensation earned under Section 3 and if terminated by the Company such compensation under Section 3 and group insurance benefits as Executive would have received them during a period equal to the greater of (i) one (1) year or (ii) the remainder of the Term had Executive remained employed by the Company (the "Severance Period"), together in any event with such other payments and benefits to which Executive may be entitled by law or pursuant to benefit plans of the Company then in effect. Executive will remain bound by Executive's obligations under Sections 8 and 9 of this Agreement.

     8.      Confidentiality.  Executive will at no time, without the Company's
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prior written consent, reveal or disclose to any person outside of the VIALOG
Group, or use for his own benefit or the benefit of any other person or entity, any confidential information concerning the business or affairs of the VIALOG Group, or concerning the customers, clients or employees of the VIALOG Group ("Confidential Information"). For purposes of this Agreement, Confidential Information includes, but is not limited to, financial information or plans; sales and marketing information or plans; business or strategic plans; salary, bonus or other personnel information of any type; information concerning methods of operation; proprietary systems or software; legal or regulatory information; cost and pricing information or policies; information concerning new or potential products or markets; models, practices, procedures, strategies or related information; research and/or analysis; and information concerning new or potential investors, customers or clients. Confidential Information does not include Confidential Information already available to the public through no act of Executive, nor does it include salary, bonus or other personnel

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information specific to Executive nor does it include items or areas not within the scope of the provisions of Sections 9(a), (b) and (c) so that Confidential Information does not include research and development or Executive's employment by American Voice Systems, other similar companies or the book titled __________, authored by Executive, or any invention conceived or developed by Executive.

     Executive further understands and agrees that all Confidential Information, however or whenever produced, will be the VIALOG Group's sole property, and will not be removed by Executive (or anyone acting at Executive's direction or on Executive's behalf) from the VIALOG Group's custody or premises without the Company's prior written consent. Upon the termination of Executive's employment, Executive will promptly deliver to the Company all copies of all documents, equipment, property or materials of any type in Executive's possession, custody or control, that belong to the VIALOG Group, and/or that contain, in whole or in part, any Confidential Information.

     9.      Restrictive Covenants.  During the Restricted Period (defined
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below), Executive will not, directly or indirectly, for Executive's own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venturer, consultant, investor, shareholder, independent contractor or otherwise:

        (a) Engage in any business in competition with the teleconferencing services business of the VIALOG Group;

        (b) Solicit or accept business in competition with the teleconferencing service business of VIALOG Group from any (i) clients of the VIALOG Group who were clients of the VIALOG Group at the time of the termination of Executive's employment, or who were clients during the one (1) year period

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             preceding such termination, or (ii) any prospective clients of the
             VIALOG Group who, within two (2) years prior to such termination, had been solicited directly by Executive or where Executive supervised or participated in such solicitation activities; or

        (c) Hire or employ, or attempt to hire or employ, in any fashion (whether as an employee, independent contractor or otherwise), any employee or independent contractor of the VIALOG Group, or solicit or induce, or attempt to solicit or induce, any of the VIALOG Group's employees, consultants, clients, customers, vendors, suppliers, or independent contractors to terminate their relationship with the VIALOG Group but this restrictive subparagraph shall only apply to employees within the Company's and VIALOG Group's teleconferencing service business.

        (d) Speak or act in any manner that is intended to, or does in fact, damage the good will or the business or reputation of the VIALOG Group.

     For purposes of this Agreement, the Restricted Period will be a period beginning on the Closing Date, as that term is defined in the Merger Agreements, and ending three (3) years after the Closing Date.

     Executive may own not more than 5 percent of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation engaged in competition with the VIALOG Group so long as Executive does not otherwise (i) participate in the management or operation of any such business, or (ii) violate any other provision of this Agreement.

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     Executive understands and agrees that, by virtue of Executive's position with the Company, Executive will have substantial access to and impact on the good will, confidential information and other legitimate business interests of the VIALOG Group, and therefore will be in a position to have a substantial adverse impact on the VIALOG Group's business interests should Executive engage in business in competition with the VIALOG Group contrary to the restrictive covenants of this Section 9. Executive acknowledges that Executive's adherence to the restrictive covenants set forth in this Section is an important and substantial part of the consideration that the Company is receiving under this Agreement, and agrees that the restrictive covenants in this Section are enforceable in all respects. Executive consents to the entry of injunctive relief to enforce such covenants, in addition to such other relief to which the Company may be entitled by law.

     10. The provisions of paragraphs 8 and 9 shall not include nor shall they prohibit Executive from being employed by or consulting with American Voice Systems or other companies engaged in research and development nor shall they prohibit Executive from engaging in any research, development or inventions of any kind.

     11.      Specific Performance.  Executive acknowledges that the VIALOG
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Group's remedy at law for breach of Sections 8 and 9 of this Agreement would be inadequate, and agrees that, for breach of such provisions, the VIALOG Group is entitled to injunctive relief and to enforce its rights by an action for specific performance.

     12.      Choice of Law.  This Agreement, and all disputes arising under or
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related to it, will be governed by the law of the State of Missouri.

     13.      Assignment.  This Agreement, and the rights and obligations of
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Executive and the Company, inure to the benefit of and is binding upon,
Executive, Executive's heirs and

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representatives, and upon the Company, the Subsidiaries and their respective successors and assigns. This Agreement may not be assigned by Executive. This Agreement may be assigned to any member of the VIALOG Group.

     14.      Notices.  All notices required by this Agreement will be in
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writing and will be deemed to have been duly delivered when delivered in person or when mailed by certified mail, return receipt requested, as follows:

        (a) If to Executive to the address which appears below Executive's signature to this Agreement

        (b)  If to Company
             VIALOG Corporation
             46 Manning Road
             Billerica, MA 01821

or to such other address as a party specifies in writing given in accordance with this Section.

     15.      Severability.  If any one or more of the provisions of this
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Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, activity or subject, such provision will be construed by limiting or reducing it so as to be enforceable to the maximum extent compatible with applicable law.

     16.      Consultation with Counsel; No Representations.  Executive
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acknowledges that Executive has had a full and complete opportunity to consult with counsel of Executive's own choosing concerning the terms, enforceability and implications of this Agreement, and that the Company has made no representations or warranties to Executive concerning the terms, enforceability or implications of this Agreement other than are as reflected in this Agreement.

     Executed under seal as of ______________________, 1997.

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EXECUTIVE                           AMERICAN TELECONFERENCING SERVICES, LTD.


                                    By:
----------------------------           ---------------------------------
Robert A. Cowan                     Name:
580 Sunny Glen Ct.                  Title:
Woodland Park, CO  80863

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